                                                                    EXHIBIT 10.5








                          PREMIUM STANDARD FARMS, INC.
                              VICE PRESIDENT LEVEL
                               SEVERANCE PAY PLAN





                                  PLAN DOCUMENT





              (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 1, 2003)

                                TABLE OF CONTENTS

                                                                          Page
ESTABLISHMENT OF THE PLAN....................................................1

PURPOSE OF THE PLAN..........................................................1

ELIGIBLE EMPLOYEES...........................................................1

ELIGIBILITY REQUIREMENTS.....................................................2

CONDITIONS OF INELIGIBILITY..................................................2

BASE SEVERANCE PAY...........................................................3

SUPPLEMENTAL SEVERANCE PAY AND SUPPLEMENTAL SEVERANCE
     BENEFITS................................................................3

PAYMENT OF SEVERANCE PAY.....................................................4

WAIVER AND RELEASE AGREEMENT.................................................5

PLAN ADMINISTRATION..........................................................5

AMENDMENT/TERMINATION/VESTING................................................6

NO ASSIGNMENT................................................................6

RECOVERY OF PAYMENTS MADE BY MISTAKE.........................................6

CONFIDENTIAL INFORMATION/COOPERATION.........................................6

REPRESENTATIONS CONTRARY TO THE PLAN.........................................7

NO EMPLOYMENT RIGHTS.........................................................7

PLAN FUNDING.................................................................7

APPLICABLE LAW...............................................................7

SEVERABILITY.................................................................7

MANDATED PAYMENTS............................................................8

PLAN YEAR....................................................................8

MISCELLANEOUS PROVISIONS.....................................................8


                          PREMIUM STANDARD FARMS, INC.
                              VICE PRESIDENT LEVEL
                               SEVERANCE PAY PLAN


ESTABLISHMENT OF THE PLAN

PREMIUM STANDARD FARMS, INC. (hereinafter the "COMPANY") established the PREMIUM STANDARD FARMS, INC. VICE PRESIDENT LEVEL SEVERANCE PAY PLAN (hereinafter the "PLAN"), effective December 1, 1999 for the benefit of eligible employees of the Company. The following provisions constitute an amendment and restatement of the Plan effective February 1, 2003.

The Plan is an unfunded welfare benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended (hereinafter "ERISA") and a severance pay plan within the meaning of United States Department of Labor regulations section 2510.3-2(b). The Plan supersedes any prior formal or informal severance plans, programs or policies of the Company covering eligible employees.

PURPOSE OF THE PLAN

The purpose of the Plan is to provide an eligible employee with the opportunity to receive base severance pay, supplemental severance pay and supplemental severance benefits for a specified period of time in the event that his/her employment is involuntarily terminated due to (i) lack of work, (ii) rearrangement of work, (iii) reduction in workforce, or (iv) position elimination, all as determined in the sole discretion of the Plan Administrator.

ELIGIBLE EMPLOYEES

The Plan is applicable only to eligible employees of the Company. For all purposes of the Plan, "ELIGIBLE EMPLOYEE" means a person based in the United States in an employee-employer relationship with the Company who on his/her date of termination of employment with the Company is in the Company job classification as a Vice President.

"Eligible employee" does not include, and the Plan is not applicable to, any employee or individual who: (i) is covered by a written employment agreement which contains a severance provision, is covered by a written severance agreement or is covered by another severance pay plan sponsored by the Company,
(ii) is an independent contractor, (iii) is a consultant, (iv) is a person performing services for the Company under an independent contractor or consultant agreement, purchase order, supplier agreement or any other form of agreement which the Company enters into for services, (v) any other individual who is compensated, directly or indirectly, by the Company and with respect to whom compensation is not treated by the Company at the time of payment as being subject to statutorily required payroll tax withholding, such as withholding of Federal and/or state income tax and/or withholding of the employee's share of Social Security Tax, or (vi) is a contract employee, or any employee classified by the Company other than as a Vice President.

ELIGIBILITY REQUIREMENTS

In order for an eligible employee to be eligible to receive Plan base severance pay, supplemental severance pay, and supplemental severance benefits, an eligible employee must meet the following eligibility requirements: (i) he/she must remain in the employ of the Company through the date of termination of employment designated in writing by the Company, (ii) through the date of termination of employment, he/she must fulfill the normal responsibilities of his/her position, including meeting regular attendance, workload and other standards of the Company, and (iii) he/she must submit the signed Waiver and Release Agreement required by the Plan on or within forty-five (45) days after his/her date of termination of employment (but not before his/her date of termination of employment) and (iv) must not revoke the signed Waiver and Release Agreement.

CONDITIONS OF INELIGIBILITY

An employee of the Company shall not be eligible for base severance pay, supplemental severance pay and supplemental severance benefits under the Plan if:

     (a) the eligible employee is not or ceases to be an eligible employee as defined in the Plan;

     (b) the employee's employment with the Company terminates by reason of retirement, resignation, failure to report for work, death or discharge for cause, as determined in the sole discretion of the Company;

     (c) the employee's employment with the Company terminates under any other circumstances other than meeting the eligibility requirements of the Plan;

     (d) the employee is entitled to a benefit from a long term disability benefit plan sponsored by the Company;

     (e) employment with the Company is involuntarily terminated after the employee is offered and refuses a position with the Company and such position pays similar base pay (i.e., the current base pay level or a greater base pay level or within ten percent (10%) of the current base pay level if the employee is changed to a lesser base pay level);

     (f) the employee is employed in a Company division, department, operational unit, function or facility which is sold, leased or otherwise divested and the employee is offered comparable employment by the successor entity. For all purposes of the Plan, "OFFERED COMPARABLE EMPLOYMENT" means an offer of a position providing comparable responsibilities, base salary and benefits to the eligible employee's then current position with the Company, as determined by the Plan Administrator;

     (g) the employee's employment with the Company is terminated under the terms of an individual separation arrangement or a group reorganization/ restructuring benefit plan or program sponsored by the Company which provides total separation pay equal to or greater than the base and supplemental severance pay provided hereunder; or

     (h)  the Plan is terminated.

The foregoing list of conditions is intended to be illustrative and may not be all inclusive; the Plan Administrator will determine in the Plan Administrator's sole discretion whether an eligible employee is eligible for severance pay under the Plan.

For all purposes under the Plan, "DISCHARGE FOR CAUSE" means termination of the employee's employment because of (a) negligence or misconduct by the employee in the performance of his/her duties for the Company, (b) non-performance by the employee of his/her duties for the Company, (c) the employee's conviction for or admission of a felony offense, or the employee's indictment for a criminal offense involving or relating to the business of the Company, (d) the employee's act of fraud, dishonesty, or embezzlement with respect to the Company, or (e) the employee's misconduct which, in the judgment of the Company, harms the reputation of the Company or causes the employee to be unable to perform his/her duties.

BASE SEVERANCE PAY

Each eligible employee who is eligible for severance pay under the Plan shall be entitled to receive as base severance pay two (2) weeks of pay.

For all purposes of the Plan, a "WEEK OF PAY" for an eligible employee shall be determined by using his/her regular annual base salary compensation rate on his/her date of termination of employment with the Company divided by fifty-two
(52).

SUPPLEMENTAL SEVERANCE PAY AND
SUPPLEMENTAL SEVERANCE BENEFITS

In addition to the base severance pay which an eligible employee is entitled to receive under the Plan, in exchange for providing the Company with an enforceable Waiver and Release Agreement in a form acceptable to the Company, each eligible employee who is eligible for severance pay under the Plan is eligible to receive as supplemental severance pay and supplemental severance benefits the following:

     (a)  Supplemental Severance Pay:

          Supplemental severance pay shall be thirty-four (34) weeks of pay.

     (b)  Supplemental Severance Benefits:

          An eligible employee shall be eligible to continue his/her coverage under the Company sponsored health benefits plan at the contribution rate paid by active employees of the Company for the period which ends upon the earlier of (A) thirty-six (36) weeks following his/her date of termination of employment with the Company or (B) the date he/she becomes covered as an employee under another employer's group health plan, program or contract.

          Thereafter, an eligible employee may elect to exercise his/her applicable COBRA continuation rights to further continue his/her health benefits under the Company sponsored health benefits plan by paying the required COBRA premium rate.

          All of the terms and conditions of the Company sponsored health benefits plan, as amended from time to time, shall be applicable to an eligible employee (and his/her eligible dependents, if applicable) participating in any form of continuation coverage under the Company sponsored health benefits plan.

The Chairman of the Company, acting in the Chairman's sole discretion may, in writing, enhance the amount of supplemental severance pay or supplemental severance benefits which an eligible employee is eligible to receive over the amounts described above and/or make available one or more additional forms of supplemental severance benefit.

The consideration for the voluntary Waiver and Release Agreement shall be the supplemental severance pay and supplemental severance benefits which the eligible employee would otherwise not be eligible to receive.

PAYMENT OF SEVERANCE PAY

Severance pay generally will be paid in a lump sum following the eligible employee's date of termination of employment, however any supplemental severance pay and any supplemental severance benefits which become payable will be paid only after the seven (7) day revocation period for a signed Waiver and Release Agreement has passed. The Company reserves the right in its sole discretion to pay severance pay in installments in accordance with the Company's regular payroll payment schedule. All legally required taxes and any sums owing to the Company shall be deducted from Plan severance pay and supplemental severance benefits payments.

If an eligible employee has received his/her supplemental severance pay in one lump sum and is then reemployed by the Company during a period of time during which he/she would have been receiving supplemental severance pay if paid to him/her in installments, he/she shall be required to repay to the Company that portion of the lump sum payment attributable to the period of time from the date his/her reemployment begins to the date he/she would have received his/her last installment payment of supplemental severance pay. In the event that an eligible employee who is receiving payment of supplemental severance pay under the Plan in installments is then reemployed by the Company, the payment of supplemental severance pay under the Plan shall cease as of the date his/her reemployment begins. In addition, the payment and/or availability of supplemental severance benefits under the Plan to an eligible employee shall cease as of the date his/her reemployment with the Company begins.

WAIVER AND RELEASE AGREEMENT

In order to receive the supplemental severance pay and supplemental severance benefits available under the Plan, an eligible employee must submit a signed Waiver and Release Agreement form to the Plan Administrator on or within forty five (45) days after his/her date of termination of employment (but not before his/her date of termination of employment). The current form of the required Waiver and Release Agreement form is attached hereto as Attachment I. An eligible employee may revoke his/her signed Waiver and Release Agreement within seven (7) days of his/her signing the Waiver and Release Agreement.

Any such revocation must be made in writing and must be received by the Plan Administrator within such seven (7) day period. An eligible employee who timely revokes his/her Waiver and Release Agreement shall not be eligible to receive any supplemental severance pay and supplemental severance benefits under the Plan. An eligible employee who timely submits a signed Waiver and Release Agreement form and who does not exercise his/her right of revocation shall be eligible to receive supplemental severance pay and supplemental severance benefits under the Plan.

Eligible employees shall be advised to contact their personal attorney at their own expense to review the Waiver and Release Agreement form if they so desire.

PLAN ADMINISTRATION

The Company's Vice President, Human Resources shall serve as the "PLAN ADMINISTRATOR" of the Plan and the "NAMED FIDUCIARY" within the meaning of such terms as defined in ERISA. Notwithstanding the foregoing sentence, in any circumstance involving a claim under the Plan by the Vice President, Human Resources, the Chief Executive Officer of the Company shall substitute for the Vice President, Human Resources as Plan Administrator for purposes of such claim. Except as otherwise provided herein, the Plan Administrator shall have the discretionary authority to determine eligibility for Plan severance pay and supplemental severance benefits and to construe the terms of the Plan, including the making of factual determinations. The decisions of the Plan Administrator shall be final and conclusive with respect to all questions concerning the administration of this Plan. The Plan Administrator will determine in the Plan Administrator's sole discretion whether an employee is an eligible employee and is eligible for severance pay and supplemental severance benefits under the Plan.

The Plan Administrator may delegate to other persons responsibilities for performing certain of the duties of the Plan Administrator under the terms of this Plan and may seek such expert advice as the Plan Administrator deems reasonably necessary with respect to the Plan. The Plan Administrator shall be entitled to rely upon the information and advice furnished by such delegatees and experts, unless actually knowing such information and advice to be inaccurate or unlawful. The Plan Administrator shall establish and maintain a reasonable claims procedure, including a procedure for appeal of denied claims. In no event shall an eligible employee or any other person be entitled to challenge a decision of the Plan Administrator in court or in any other administrative proceeding unless and until the claim and appeals procedures established under this Plan have been complied with and exhausted.

In the event of a group termination, as determined in the sole discretion of the Plan Administrator, the Plan Administrator shall furnish affected eligible employees with such additional information as may be required by law.

AMENDMENT/TERMINATION/VESTING

Eligible employees do not have any vested right to severance pay or supplemental severance benefits under the Plan and the Company reserves the right in its sole discretion to amend or terminate the Plan at any time either by resolution of its Board of Directors or in writing signed by the Chief Executive Officer of the Company, provided, however, that no amendment nor termination shall reduce severance pay which has commenced being provided to an eligible employee. Eligible employees under the Plan shall be furnished with not less than thirty
(30) days prior written notice of the content and effective date of any amendment to or termination of the Plan.

NO ASSIGNMENT

Severance pay and any supplemental severance benefits payable under the Plan shall not be subject to anticipation, alienation, pledge, sale, transfer, assignment, attachment, execution, encumbrance, lien, or charge, and any attempt to cause such severance pay or supplemental severance benefits to be so subjected shall not be recognized, except to the extent required by law.

RECOVERY OF PAYMENTS MADE BY MISTAKE

An eligible employee shall be required to return to the Company any severance pay payment, or portion thereof, and reimburse the Company for the cost of any supplemental severance benefits made or provided by a mistake of fact or law.

CONFIDENTIAL INFORMATION/COOPERATION

Eligible employees may have had access to trade secrets and other confidential and proprietary information (hereinafter "CONFIDENTIAL INFORMATION") with regard to the business of the Company. Recognizing that the disclosure or improper use of such Confidential Information or the breach of any restrictive covenant agreement(s) covering the eligible employee will cause serious and irreparable injury to the Company, eligible employees with such access and/or restrictive covenant agreement(s) acknowledge that (i) they will not at any time, directly or indirectly, disclose Confidential Information to any third party or otherwise use such Confidential Information for their own benefit or the benefit of others, (ii) they will not breach such restrictive covenant agreement(s), and
(iii) payment of severance pay and supplemental severance benefits under the Plan shall cease if an eligible employee discloses or improperly uses such Confidential Information or breaches such restrictive covenant agreement(s).

Each eligible employee shall cooperate with the Company and its legal counsel in connection with any current or future investigation or litigation relating to any matter to which the eligible employee was involved or of which the eligible employee has knowledge or which occurred during the eligible employee's employment. Such assistance shall include, but not be limited to, depositions and testimony and shall continue until such matters are resolved. In addition, an eligible employee shall not in any way disparage the Company nor any person associated with the Company to any person, corporation, or other entity.

REPRESENTATIONS CONTRARY TO THE PLAN

No employee, officer, or director of the Company has the authority to alter, vary, or modify the terms of the Plan except by means of an authorized written amendment to the Plan. No verbal or written representations contrary to the terms of the Plan and its written amendments shall be binding upon the Plan, the Plan Administrator, or the Company.

NO EMPLOYMENT RIGHTS

This Plan shall not confer employment rights upon any person. No person shall be entitled, by virtue of the Plan, to remain in the employ of the Company and nothing in the Plan shall restrict the right of the Company to terminate the employment of any eligible employee or other person at any time.

PLAN FUNDING

No eligible employee shall acquire by reason of the Plan any right in or title to any assets, funds, or property of the Company. Any severance pay which becomes payable under the Plan is an unfunded obligation and shall be paid from the general assets of the Company. No employee, officer, director or agent of the Company personally guarantees in any manner the payment of Plan severance pay or supplemental severance benefits.

APPLICABLE LAW

This Plan shall be governed and construed in accordance with ERISA and in the event that any reference shall be made to State law, the laws of the State of Missouri shall apply, without regard to its conflicts of law provisions.

SEVERABILITY

If any provision of the Plan is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or other controlling law, the remainder of the Plan shall continue in full force and effect.

MANDATED PAYMENTS

The severance pay and supplemental severance benefits available under the Plan are the maximum made available by the Company in the event of involuntary termination of employment. To the extent that a federal, state or local law requires the Company to make payment to an eligible employee because of involuntary termination of employment, or in accordance with a plant closing type law, the severance pay and supplemental severance benefits available under the Plan will be reduced by the amount of such required payment.

PLAN YEAR

The ERISA plan year of this Plan shall be the twelve month period commencing on January 1 of each year.

MISCELLANEOUS PROVISIONS

In order for an eligible employee to commence receiving severance pay under the Plan, (i) he/she shall be required to return all Company property (including, but not limited to, Confidential Information, Company car, customer lists, keys, credit cards, access cards, personal digital assistants, mobile telephones, documents and records, identification cards, equipment, computers, software, and pagers), (ii) complete and submit all expense reimbursement requests, and (iii) repay any outstanding bills, advances, debts, and amounts due to the Company, as of his/her date of termination of employment with the Company.

All pay and other benefits (except Plan severance pay and supplemental severance benefits) payable to an eligible employee as of his/her date of termination of employment with the Company according to the established policies, plans, and procedures of the Company shall be paid in accordance with the terms of those established policies, plans, and procedures. In addition, any benefit continuation or conversion rights which an eligible employee has as of his/her date of termination of employment with the Company according to the established policies, plans, and procedures of the Company shall be made available to him/her.

                                        PREMIUM STANDARD FARMS, INC.



                                        By       /s/ John Meyer
                                          ----------------------------------
                                                 John Meyer
                                                 Chief Executive Officer

                                                                    ATTACHMENT I

                          PREMIUM STANDARD FARMS, INC.
                              VICE PRESIDENT LEVEL
                               SEVERANCE PAY PLAN

                          WAIVER AND RELEASE AGREEMENT

     (1) In consideration for the supplemental severance pay and supplemental severance benefits to be provided to me under the terms of the PREMIUM STANDARD FARMS, INC. VICE PRESIDENT LEVEL SEVERANCE PAY PLAN, I, on behalf of myself and my heirs, executors, administrators, attorneys and assigns, hereby waive, release and forever discharge PREMIUM STANDARD FARMS, INC. (hereinafter referred to as the "Company") together with the Company's parent, subsidiaries, divisions and affiliates, whether direct or indirect, its and their joint ventures and joint venturers (including their respective directors, officers, employees, shareholders, partners and agents, past, present, and future), and each of its and their respective successors and assigns (hereinafter collectively referred to as "Releasees"), from any and all known or unknown, suspected and unsuspected actions, causes of action, claims or liabilities of any kind which have been or could be asserted against the Releasees arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees up to and including the date of this Waiver and Release Agreement, including but not limited to:

     (a) claims, actions, causes of action or liabilities arising under Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended ("ADEA"), the Employee Retirement Income Security Act, as amended, the Rehabilitation Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, Worker Adjustment and Retraining Notification Act, as amended, and/or any other federal, state, municipal, or local employment discrimination statutes or ordinances (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status);

     (b) claims, actions, causes of action or liabilities arising under any other federal, state, municipal, or local statute, law, ordinance or regulation; and/or

     (c) any other claim whatsoever including, but not limited to, claims for severance pay, claims for bonus, claims for expense reimbursement, claims based upon breach of contract, wrongful termination, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, violation of public policy, negligence and/or any other common law, statutory, regulatory or other claim whatsoever arising out of or relating to my employment with and/or separation from employment with the Company and/or any of the other Releasees.

Excluded from this Release is any claim or right which cannot be waived by law, including all claims arising after the date of this Release and the right to file a charge with or participate in an investigation conducted by any federal, state, or local administrative agency.

     (2) I also agree never to sue any of the Releasees or become party to a lawsuit on the basis of any claim of any type whatsoever arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees, except I may bring a lawsuit to challenge this Waiver and Release Agreement under the ADEA.

     (3) I further acknowledge and agree that if I breach the provisions of paragraph (2) above, then (a) the Company shall be entitled to apply for and receive an injunction to restrain any violation of paragraph (2) above, (b) the Company shall not be obligated to continue payment of the supplemental severance pay and availability of supplemental severance benefits to me, (c) I shall be obligated to pay to the Company its costs and expenses in enforcing this Waiver and Release Agreement and defending against such lawsuit (including court costs, expenses and reasonable legal fees), and (d) as an alternative to (c), at the Company's option, I shall be obligated upon demand to repay to the Company all but $100 of the supplemental severance pay and cost of the supplemental severance benefits paid or made available to me. I further agree that the foregoing covenants in this paragraph (3) shall not affect the validity of this Waiver and Release Agreement and shall not be deemed to be a penalty nor a forfeiture.

     (4) To the extent permitted by law, I further waive my right to any monetary recovery should any federal, state, or local administrative agency pursue any claims on my behalf arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees. I also acknowledge that I have not suffered any on-the-job injury for which I have not already filed a claim.

     (5) To the extent permitted by law, I further waive, release and discharge Releasees from any reinstatement rights which I have or could have.

     (6) I also promise that I shall not at any time or in any way disparage the Company and/or any of the other Releasees to any person, corporation, entity or other third party whatsoever.

     (7) I further agree that if I breach the Confidential Information/ Cooperation provisions of the Plan or the provisions of paragraphs (5) and/or
(6) above, then (a) the Company shall be entitled to apply for and receive an injunction to restrain such breach, (b) the Company shall not be obligated to continue payment of the supplemental severance pay and availability of supplemental severance benefits to me, and (c) I shall be obligated to pay to the Company its costs and expenses in enforcing the Confidential

Information/Cooperation provisions of the Plan and the provisions of paragraphs
(5) and (6) above (including court costs, expenses and reasonable legal fees).

     (8) I acknowledge that I have been given at least forty-five (45) days to consider this Waiver and Release Agreement thoroughly.

     (9) I acknowledge that I have been advised in writing to consult with an attorney prior to signing this Waiver and Release Agreement.

     (10) I understand that I may revoke this Waiver and Release Agreement within seven (7) days after its signing and that any revocation must be made in writing and submitted within such seven (7) day period to the Plan Administrator. I further understand that if I revoke this Waiver and Release Agreement, I shall not receive the supplemental severance pay nor the supplemental severance benefits available under the Plan.

     (11) I also understand that the supplemental severance pay and supplemental severance benefits which I will receive in exchange for signing and not later revoking this Waiver and Release Agreement are in addition to anything of value to which I already am entitled.

     (12) I FURTHER UNDERSTAND THAT THIS WAIVER AND RELEASE AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN, SUSPECTED AND UNSUSPECTED CLAIMS TO DATE.

     (13) I acknowledge and agree that if any provision of this Waiver and Release Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Waiver and Release Agreement shall continue in full force and effect.

     (14) This Waiver and Release Agreement in all respects shall be interpreted, enforced and governed under applicable federal law and in the event reference shall be made to State law, the internal laws of the State of Missouri shall apply.

     (15) I further acknowledge and agree that I have carefully read and fully understand all of the provisions of this Waiver and Release Agreement and that I voluntarily enter into this Waiver and Release Agreement by signing below.


                                   -------------------------------------------
                                   (Name of Eligible Employee - Please Print)

                                   -------------------------------------------
                                   (Signature of Eligible Employee)

                                   -------------------------------------------
                                   (Date)

                                   PLEASE RETURN TO:
                                   Vice President of Human Resources
                                   Premium Standard Farms, Inc.
                                   423 West 8th Street, Suite 200
                                   Kansas City, MO 64105